                             NEXTEL PARTNERS, INC.

                      1999 NONQUALIFIED STOCK OPTION PLAN


                          EFFECTIVE: JANUARY 29, 1999

                               TABLE OF CONTENTS


                                                                               PAGE
                                                                               ----
ARTICLE I      DEFINITIONS......................................................1

ARTICLE II     SHARES SUBJECT TO PLAN...........................................7
         2.1   Shares Subject to Plan.  ........................................7
         2.2   Unexercised Options.  ...........................................7
         2.3   Changes in Company's Shares. ....................................7

ARTICLE III    GRANTING OF OPTIONS..............................................7
         3.1   Eligibility.  ...................................................7
         3.2   Granting of Options..............................................8
         3.3   Limitations on Granting of Options...............................8

ARTICLE IV     TERMS OF OPTIONS.................................................9
         4.1   Option Agreements.  .............................................9
         4.2   Ordinary Vesting.................................................9
         4.3   Accelerated Vesting.............................................10
         4.4   Expiration of Options.  ........................................10
         4.5   No Right to Continued Employment.  .............................11

ARTICLE V      EXERCISE OF OPTIONS.............................................11
         5.1   Person Eligible to Exercise.  ..................................11
         5.2   Partial Exercise.  .............................................11
         5.3   Manner of Exercise.  ...........................................11
         5.4   Conditions to Issuance of Stock Certificates.  .................13
         5.5   Rights of Shareholders.  .......................................14

ARTICLE VI     ADMINISTRATION..................................................14
         6.1   Duties and Powers of Committee.  ...............................14
         6.2   Majority Rule.  ................................................14
         6.3   Compensation; Professional Assistance; Good Faith Actions. .....14

ARTICLE VII    OTHER PROVISIONS................................................14
         7.1   Options Not Transferable........................................14
         7.2   Amendment, Suspension or Termination of the Plan and Options....15
         7.3   Effect of Plan Upon Other Option and Compensation Plans.........15
         7.4   Share Certificates..............................................15
         7.5   Titles.  .......................................................16
         7.6   Governing Law.  ................................................16
         7.7   Effective Date..................................................16

                             NEXTEL PARTNERS, INC.

                      1999 NONQUALIFIED STOCK OPTION PLAN


         Nextel Partners, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), hereby adopts this 1999 Nonqualified Stock Option Plan, to be effective as of January 29, 1999. The purposes of this Plan are as follows:

         1. To further the growth, development and financial success of the Company by providing additional incentives to certain of its senior management and other key Employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

         2. To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees and other persons considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company pursuant to the exercise of "non-qualified" options which do not qualify under
Section 422 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

         Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

         "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3, 13d-5 or 16a-1 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days, but such provision of the Rules will apply only if (i) all conditions (other than payment of the purchase or acquisition price of such securities) to such Person's exercise of such rights have been satisfied and (ii) such securities (if options, warrants, or similar derivatives) are "in-the-money," provided that in all cases a Person shall not be deemed a Beneficial Owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder, and (2) is not also then reportable on Schedule 13D under the Exchange Act.

         "Board" shall mean the Board of Directors of the Company.

         "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of stock of, or other ownership interests in, such Person, but excluding any pay-in-kind preferred stock, other "debt equivalents" and mandatorily redeemable "nominal equity" securities.

            "Change in Control of the Company" means the occurrence of any of the following events:

(a) any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) (i) is or becomes the Beneficial Owner of more than 50% of the total Voting Stock or Total Common Equity of the Company, or (ii) otherwise has the power to direct the management and policies of the Company, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, except that no change of control will be deemed to have occurred under this clause (ii) as a result of customary rights granted (A) in any indenture, credit agreement or other agreement for borrowed money or (B) to holders of non-convertible, mandatorily redeemable, preferred stock unless and until action occurs that would otherwise cause a "Change in Control of the Company" as herein defined, provided that such rights were granted pursuant to a transaction in the financial markets and not as part of a strategic alliance or similar transaction;

(b) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than to a direct or indirect wholly owned Subsidiary of the Company);

(c) the Company, directly or indirectly, consolidates with, or merges with or into, another Person, or any Person, directly or indirectly, consolidates with, or merges with or into, the Company, and pursuant to such transaction (or series of transactions) either: (i) the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, but excluding a transaction (or series of transactions) where (A) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock of the surviving or transferee Person and (B) the holders of Voting Stock of the Company immediately preceding such transaction receive more than 50% of the total Voting Stock and Total Common Equity of the surviving or transferee Person in substantially the same relative proportions as such holders had prior to such transaction; or (ii) new shares of Voting Stock of the Company are issued so that immediately following such transaction, the holders of Voting Stock of the Company immediately preceding such transaction own less than 50% of the Voting Stock and Total Common Equity of the surviving Person; or

(d) during any period of two consecutive years following the Closing Date, individuals who at the beginning of such period constituted the Board (together with any Directors who are members of the Board on the date of the Closing, and any new Directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; provided, that no change in the composition of the Board in connection with the Closing, or by reason of any substitution of one Director for another so long as both Directors are nominated by the same Person, shall constitute a Change in Control of the Company for purposes of this paragraph (d).

         Notwithstanding the foregoing, no "Change in Control of the Company" shall occur (i) merely by reason of any creditor of the Company foreclosing on or otherwise causing the sale, transfer or other disposition of all or any substantial part of the Company's assets (including, without limitation, the Company's equity interests in its subsidiaries) or (ii) merely by reason of a transfer by Eagle River Investments, LLC ("Eagle River") to another Person of the Capital Stock of the Company owned by Eagle River so long as Craig O. McCaw ("McCaw") controls (as defined in Section 4.01(h) of the Shareholders' Agreement) such Person whether or not McCaw owns a majority of the equity interests of such Person, unless such transfer referred to in this clause (ii), alone or in conjunction with other transactions, results in the occurrence of an event of the type described in any of clauses (a), (b), (c) or (d) above.

         "Closing" means the initial closing (if any) of the equity investments contemplated by the Commitment Letter.

         "Closing Date" means the date of the Closing.

         "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock of any Person means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm of national standing that is selected from time to time by such Person for that purpose.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commitment Letter" means the Commitment Letter, dated December 4, 1998, among the Company and the investors named therein.

         "Committee" shall mean the Board or any committee consisting of Board members properly designated by the Board, who shall administer this Plan as provided in Article 6 hereof. The Committee shall be composed of not less than the minimum number of persons from time to time required by Rule 16b-3 under the Exchange Act and Section 162(m) of the Code each of whom, to the extent necessary to comply with Rule 16b-3 and Section 162(m) only, is a "Non-Employee Director" and an "Outside Director" within the meaning of Rule 16b-3 and Section 162(m), respectively.

         "Company" shall mean Nextel Partners, Inc., a Delaware corporation.

         "Director" shall mean a member of the Board.

         "DLJ Entity" has the meaning specified in the Shareholders' Agreement.

         "EBITDA" means, with respect to any fiscal year of the Company, earnings of the Company for such year before interest (including without limitation the interest component of any capital lease obligation), taxes, depreciation and amortization for such year; provided, that for purposes of determining whether EBITDA targets have been met hereunder, the following costs and expenses of the Company shall, to the extent deducted from earnings in calculating EBITDA in accordance with generally accepted accounting principles, be added back to earnings in calculating EBITDA: (i) non-cash compensation expenses resulting from the application of APB Opinion No. 25 to vesting of Shares under the Restricted Stock Purchase Agreements, (ii) out-of-pocket costs incurred by the Company (or incurred by others and reimbursed by the Company) in connection with the transactions contemplated by the Commitment Letter to be consummated at the Closing (whether such transactions are consummated at the Closing or thereafter), including without limitation the contemplated offering of high-yield bonds and the subsequent exchange of such privately issued bonds for publicly registered bonds, (iii) prior to the IPO, the costs incurred in complying with SEC reporting requirements relating to the Company's publicly held bonds (if any), (iv) out-of-pocket costs and expenses incurred by the Company (or incurred by others and reimbursed by the Company) in connection with (A) the transactions contemplated by Section 4.18 of the Joint Venture Agreement and (B) the matters set forth on Schedule D to the Subscription and Contribution Agreement, dated as of January 29, 1999, among the Company and the investors named therein and (v) other appropriate costs and expenses to be determined by the Board (acting in the good faith exercise of its business judgment), which may include expenses arising under the agreements relating to the operation of the Company to the extent not contemplated by the Company's business plan in effect on the date hereof (on which the EBITDA targets set forth on Annex A to the Restricted Stock Purchase Agreements are based). The parties agree that (i) non-cash charges shall, to the extent deducted from earnings, be added back to earnings in calculating EBITDA, and (ii) extraordinary non-cash revenue not in the ordinary course of business shall be deducted from earnings in calculating EBITDA, unless the Board (acting in the good faith exercise of its business judgment) determines such adjustment to be inappropriate.

         "Employee" shall mean any employee of the Company, or of any corporation which is then a Parent Corporation or Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan. The determination of who is an eligible Employee shall be made by the Committee. Any decision made by the Committee which does not constitute an abuse of discretion shall be final and binding.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exercise Price" means the purchase price of an Option as set forth in the Option Agreement.

         "IPO" shall mean the initial underwritten public offering of the Company's equity securities pursuant to a registration statement under the Securities Act.

         "Joint Venture Agreement" means the Joint Venture Agreement, dated as of the Closing Date, among the Company, Nextel Partners Operating Corp. and NWIP, as amended and in effect, from time to time.

         "Nextel" shall mean NEXTEL Communications, Inc., a Delaware corporation.

         "NWIP" shall mean Nextel WIP Corp., a Delaware corporation.

         "Option" shall mean an option to purchase Shares granted under this Plan.

         "Option Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Option as set forth in Section 4.1.

         "Optionee" shall mean a Senior Manager or other Employee or individual to whom an Option is granted under this Plan.

         "Parent Corporation" shall mean any corporation or other entity of which the Company is a direct or indirect Subsidiary.

         "Person" shall mean an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" shall mean this 1999 Nonqualified Stock Option Plan.

         "Recruiting Options" has the meaning specified in Section 3.3(b).

         "Restricted Stock Purchase Agreements" shall mean the Restricted Stock Purchase Agree ments, dated as of November 20, 1998, as amended, between each of the Senior Managers and the Company.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Senior Manager" shall mean John Chapple, John Thompson, David Thaler, David Aas, Perry Satterlee, Mark Fanning and any other Employee designated as a Senior Manager by the Company.

         "Service" shall mean, with respect to any Employee, the period (in calendar days) elapsed between (i) such Employee's first day of employment as an Employee and (ii) the day of such Employee's Termination of Employment.

         "Shareholders' Agreement" shall mean the Shareholders' Agreement, dated as of the Closing Date, among the Company, NWIP and the other stockholders of the Company named therein, as amended and in effect, from time to time.

         "Shares" shall have the meaning set forth in Section 2.1 hereof.

         "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall also mean any partnership, or limited liability company, in which the Company and/or any Subsidiary owns more than 50% of the capital or profit interests.

         "Termination of Employment" shall mean, with respect to any Employee, the date on which the employee-employer relationship between such Employee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous re-employment by the Company, a Parent Corporation or a Subsidiary. Except as otherwise provided herein or in any Option Agreement, the Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment.

         "Total Common Equity" of any Person means, as of any day of determination, the product of (i) the aggregate number of fully diluted shares of common stock of such Person on such day and (ii) the average Closing Price of such common stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the board of directors of such Person in good faith and evidenced by a resolution of such board of directors.

         "Trading Days" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

         "Voting Stock" shall mean any Capital Stock which ordinarily has voting power for the election of directors (or persons performing similar functions), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Years of Service" shall mean, with respect to any Employee as of any date of deter mination, the total number of days of such Employee's Service with the Company divided by 365.

                                   ARTICLE 2
                             SHARES SUBJECT TO PLAN
                             ----------------------

 2.1 Shares Subject to Plan. The shares of stock subject to Options shall be shares of the Company's Class A Common Stock, par value $.001 per share (the "Shares"). The aggregate number of such Shares which may be issued upon exercise of Options under this Plan shall not exceed 2,022,222; provided, that this number (i) shall be increased by the number of Shares issued pursuant to any of the Restricted Stock Purchase Agreements that are purchased by the Company upon termination of any Senior Manager and (ii) may be increased, at the discretion of the Board, by the number of Shares (if any) that are purchased by the Company pursuant to Section 4.05 of the Shareholders' Agreement.

 2.2 Unexercised Options. If any Option expires, is forfeited, or is cancelled without having been fully exercised, the shares subject to such Option but as to which such Option was not exercised prior to its expiration, forfeiture or cancellation may again become shares with respect to which Options may be granted hereunder.

 2.3 Changes in Company's Shares. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares of the Company (or number and kind of other securities or property) with respect to which Options may thereafter be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options, and (iii) the grant or exercise price with respect to any Options, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option.

                                   ARTICLE 3
                              GRANTING OF OPTIONS
                              -------------------

 3.1 Eligibility. Any Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary shall be eligible to be granted Options in the sole discretion of the Committee. Notwithstanding any provision of this Plan to the contrary, officers or Directors of the Company, regardless of whether they are Employees, may be granted Options in the sole discretion of the Committee, in the same manner as if they were Employees.

 3.2 Granting of Options.

(a) The Committee shall from time to time, in its absolute discretion:

(i) Select from among Employees (including Employees to whom Options have previously been granted under the Plan) such of them as in its opinion should be granted Options; and

(ii) Determine the number of Shares to be subject to such Options granted to such Employees; and

(iii) Determine the terms and conditions of such Options, consistent with the Plan.

(b) Upon the selection of an Employee to be granted an Option, the Committee shall instruct the Secretary of the Company to issue such Option and may impose such conditions to the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition to the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option.

 3.3 Limitations on Granting of Options.

(a) The grant of Options to Senior Managers shall be conditioned on the Company's achievement of performance criteria based on the buildout, revenue and EBITDA targets set forth on Schedule I to the Restricted Stock Purchase Agreements, and such other criteria established by the Board and the chief executive officer of the Company. In making grants to Employees other than Senior Managers, the Board may make such grants subject to the same performance criteria as Senior Managers, or the Board may establish additional or different criteria.

(b) It is intended that approximately twenty-five percent (25%) of the Options subject to this Plan will be granted in connection with the recruitment of new Employees other than the Senior Managers ("Recruiting Options").

(c) No more than thirty percent (30%) of the number of authorized Options shall be granted in any calendar year.

(d) No Options may be granted after January 1, 2003.

(e) The first Options (other than Recruiting Options) to be granted under this Plan will be awarded effective as of December 31, 1999, based on performance goals established for eligible Employees for 1999.

(f) It is intended that the Senior Managers will receive in the aggregate twenty percent (20%) of the total number of Options granted in each year, but in the sole discretion of the Committee such aggregate percentage may be reduced, but not below ten percent (10%) of the total number of Options granted in each year, unless such reduction below ten percent (10%) is with the consent of the individual affected Senior Manager.

                                   ARTICLE 4
                                TERMS OF OPTIONS

 4.1 Option Agreements. Each Option shall be evidenced by an Option
Agreement, which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Unless the Committee determines otherwise, the exercise price of each Option shall be equal to the fair market value of a share of Class A Common Stock as of the date of grant of such Option as determined by the Committee.

 4.2 Ordinary Vesting.

(a) Except as otherwise provided herein or in any Option Agreement, the maximum portion of an Option (expressed as a percentage of such Option) that shall be exercisable (vested) in whole or in part shall be a function of the Optionee's years of service from date of grant as shown on the following table:

         Year of Service                Exercisable Percentage
         --------------
          Less than 1                        0%
                    1                        33-1/3%
                    2                        66-2/3%
                    3 (or more)              100%

(b) Options shall become exercisable at such times and in such installments (which may be cumulative) as shall be provided in the terms of each individual Option Agreement; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

(c) Subject to the terms of any Option Agreement, no portion of an Option which is unexercisable under Section 4.4 at Termination of Employment shall thereafter become exercisable.

 4.3 Accelerated Vesting. Subject to the terms of any Option Agreement, upon a Change in Control of the Company, the Committee shall have the right, exercisable in its discretion (taking into account, among other factors, the effect on the availability of pooling treatment in connection with the Change in Control), to accelerate the vesting of some or all of the unvested Options then held by Employees other than Senior Managers.

 4.4 Expiration of Options. The following terms shall govern the exercise and/or expiration of any Options:

(a) Except as otherwise provided in an Option Agreement, no Option may be exercised to any extent by anyone after the first to occur of the following events:

(i) The expiration of ten years and one day from the date the Option was granted; or

(ii) Except in the case of any Optionee who is terminated by reason of disability (within the meaning of Section 22(e)(3) of the Code), death or for cause, the expiration of three months, or, in the case of an officer of the Company, any Parent Corporation or any Subsidiary who is required to file Forms 3, 4 and 5 pursuant to Section 16 of the Exchange Act, seven months, from the date of the Optionee's Termination of Employment; or

(iii) In the case of an Optionee whose termination is due to disability (within the meaning of section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment;

(iv) In the case of an Optionee whose termination is due to death, the expiration of one year from the date of the Optionee's death; or

(v) In the case of an Optionee whose termination is for cause, the date of Optionee's termination of employment.

(b) Subject to the provisions of Section 4.4(a), the terms of each individual Option shall provide when such Option expires and becomes unexercisable. The Committee may, either by the terms of any Option or by a resolution adopted after an Option is granted, extend any of the periods set forth in Sections 4.4(a)(ii), (iii) or (iv) on such terms and conditions as it may determine to be appropriate, provided however that in no event shall such extension be for a term longer than the original term of such Option.

(c) If NWIP purchases all or is required to purchase all of the outstanding Company Capital Stock (as defined in the Shareholders' Agreement) in accordance with any of Sections 4.01, 4.02, 7.03 or 7.04 of the Shareholders' Agreement, or any of the corresponding provisions of the Restated Certificate of Incorporation of the Company, any Option not exercised, exchanged or converted, as the case may be, at or prior to the closing of such purchase, as provided in the Shareholders' Agreement or the Restated Certificate of Incorporation, as applicable, shall be canceled and become unexercisable upon such closing, and the Company's books and records shall reflect such cancellation.

 4.5 No Right to Continued Employment. Nothing in this Plan or in any
Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the

Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to terminate or discharge any Optionee at any time for any reason whatsoever, with or without cause.

                                   ARTICLE 5
                              EXERCISE OF OPTIONS
                              -------------------

 5.1 Person Eligible to Exercise. During the lifetime of the Optionee, only he may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

 5.2 Partial Exercise. At any time and from time to time prior to the time when an exercisable Option or exercisable portion thereof becomes unexercisable under Section 4.4, such Option or portion thereof may be exercised in whole or in part, provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

 5.3 Manner of Exercise. Except as otherwise provided in an Option Agreement, an exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company of all of the following prior to the time when such Option or such portion becomes unexercisable under Section 4.4:

(a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

(b) Payment as set forth in the following provisions and paragraph (c), below:

(i) Full payment (in cash or by check) for the Shares with respect to which such Option or portion is thereby exercised; or

(ii) Subject to the Committee's consent, full payment by delivery to the Company of Shares owned by Optionee duly endorsed for transfer to the Company by Optionee or other person then entitled to exercise such Option or portion, with an aggregate fair market value equal to the Option price of the Shares with respect to which such Option or portion is thereby exercised; or

(iii) Subject to the Committee's consent, any combination of the considerations provided for in the foregoing subsections (i) or (ii); and

(c) On or prior to the date the same is required to be withheld:

(i) Full payment (in cash or by check) of any amount that must be withheld by the Company for federal, state and/or local tax purposes; or

(ii) Subject to the Committee's consent, full payment by delivery to the Company of Shares owned by Optionee duly endorsed for transfer to the Company by Optionee or other person then entitled to exercise such Option or portion with an aggregate fair market value equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

(iii) Subject to the Committee's consent, full payment by retention by the Company of Shares to be issued pursuant to such Option exercise with an aggregate fair market value equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

(iv) Subject to the Committee's consent, any combination of payments provided for in the foregoing subsections (i), (ii) or (iii);

provided that if the Optionee is an officer of the Company required to file Forms 3, 4 and 5 pursuant to Section 16 of the Exchange Act then if and to the extent required by Rule 16b-3 thereunder, an election to make full payment by the means described in Sections 5.3(c)(ii) or 5.3(c)(iii) shall be made more than six months after grant of the Option and either made and the Option exercised only during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or irrevocably made more than six months prior to the date the amount of tax to be withheld is determined; and

(d) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(e) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof; and

(f) An executed counterpart signature page to the Shareholders' Agreement, whereby the Optionee will (subject to Section 5.4) become a Shareholder for all purposes of said Agreement with respect to any Shares issuable upon exercise of the Option and will be bound by all of the terms and conditions thereof; and

(g) An executed counterpart signature page to the Custodial Agreement, dated as of January 29, 1999, among the Custodian named therein and the shareholders of the Company that are parties thereto, and a stock power or any other instrument required by said Agreement, whereby the Optionee will place any Shares issuable upon exercise of the Option into custody thereunder and will be bound by all of the terms and conditions thereof.

 5.4 Conditions to Issuance of Stock Certificates. The Shares issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to the fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

 5.5 Rights of Shareholders. The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

                                   ARTICLE 6
                                 ADMINISTRATION
                                 --------------

 6.1 Duties and Powers of Committee. It shall be the duty of ARTICLE the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any decision of the Committee on any issue of interpretation, fact or law that does not constitute an abuse of discretion will be final and binding upon all participants.

 6.2 Majority Rule. The Committee shall act by a majority of its members in office. The Committee shall act in accordance with the Bylaws of the Company.

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


 6.3 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall serve without compensation. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                   ARTICLE 7
                                OTHER PROVISIONS
                                ----------------

 7.1 Options Not Transferable. The Committee, in its absolute discretion, may impose such restrictions on the transferability of the Shares purchasable upon the exercise of an Option as it deems appropriate, provided, that any such restriction shall be set forth in the respective Option Agreement. Except as set forth in any Option Agreement, no Option or interest or right therein or part thereof shall be available to satisfy the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

 7.2 Amendment, Suspension or Termination of the Plan and Options.

(a) This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board without obtaining approval from the Company's shareholders except as such shareholder approval may be required pursuant to Rule 16b-3 under Section 16 of the Exchange Act or any other legal or regulatory requirement; provided, however, that the Board shall not modify or amend this Plan if such proposed modification or amendment may reasonably be expected to be materially adverse to the Senior Managers as a group or to any individual participating Employee without obtaining the prior written consent of not less than a majority of such Senior Managers or such individual participating Employee, respectively. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of any Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Board.

(b) Subject to the terms of this Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retroactively; provided that any such waiver, amendment,

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

alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of an Optionee or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Optionee, holder or beneficiary.

 7.3 Effect of Plan Upon Other Option and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary or (b) to grant or assume Options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of Options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

 7.4 Share Certificates. Certificates issued in respect of Shares shall, unless the Committee otherwise determines, be registered in the name of the Optionee and shall be deposited by such Optionee, together with a stock power endorsed in blank, with the Company. When the Optionee ceases to be bound by any transfer restrictions set forth herein or in the Shareholders' Agreement, the Company shall deliver such certificates to the Optionee upon request. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act, any state securities laws or any other applicable laws and (ii) the Shareholders' Agreement. Subject to the provisions of the Shareholders' Agreement, all certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Shares or other securities are then listed and any applicable laws or rules or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

 7.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

 7.6 Governing Law. To the extent not preempted by Federal law, this Plan shall be governed by the internal laws of the State of Delaware without regard to its conflict-of-law rules.

 7.7 Effective Date. This Plan shall be effective as of the date first above written.

                                                   NEXTEL PARTNERS, INC.


                                                   By: /s/ John D. Thompson
                                                      -------------------------

                                                   Its: Chief Financial Officer
                                                       ------------------------
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